Exhibit 99.1

Covidien Reports Second-Quarter Results

•	Net sales up 5%; Medical Devices sales up 7%

•	Second-quarter diluted GAAP earnings per share from continuing operations were $1.01; excluding specified items, adjusted diluted earnings per share from continuing operations were $1.05, up 13%

DUBLIN, Ireland – April 27, 2012 – Covidien plc (NYSE: COV) today reported results for the second quarter of fiscal 2012 (January-March 2012). Second-quarter net sales of $2.95 billion increased 5% from the $2.80 billion reported in the second quarter of a year ago. Foreign exchange rate movement lowered the quarterly sales growth rate by one percentage point.

Second-quarter 2012 gross margin of 57.9% rose 0.9 percentage points from the 57.0% of the prior-year period. On an adjusted basis, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table, second-quarter 2012 gross margin of 58.1% was 0.8 percentage points above that of a year ago. This improvement reflected positive business mix and benefits from our manufacturing cost reduction program.

Selling, general and administrative expenses for the second quarter of 2012 were above those of the comparable quarter of the year before. This was due to spending on growth initiatives, primarily to expand the Company’s sales and marketing presence in emerging markets. Research and Development (R&D) expense in the second quarter of 2012 climbed 28% and represented 5.7% of net sales, versus 4.6% of sales in the year-ago period. Excluding a license agreement expense, second quarter 2012 R&D spending grew 19% and represented 5.3% of sales.

In the second quarter of 2012, the Company reported operating income of $609 million, versus $615 million in the same period the year before. Second-quarter 2012 adjusted operating income, excluding specified items on the attached table, was $652 million, compared with $621 million in the previous year. Second-quarter 2012 adjusted operating income, excluding the specified items, represented 22.1% of sales, versus 22.2% of sales a year ago.

The second-quarter 2012 effective tax rate was 13.6%, versus an effective tax rate of 19.5% in the second quarter of 2011. The second-quarter 2012 adjusted tax rate, excluding specified items on the attached table, was 17.1%, versus 19.8% in the second quarter a year earlier. The decrease in the tax rate, compared to the prior year period, was due to the implementation of tax planning strategies.

Diluted GAAP earnings per share from continuing operations were $1.01 in the second quarter of 2012, versus $0.92 per share in the comparable quarter last year. Second-quarter 2012 adjusted diluted earnings per share, excluding specified items on the attached table, were $1.05, versus $0.93 a year ago, a 13% increase.

For the first six months of fiscal 2012, net sales of $5.84 billion were 5% above the $5.57 billion in the first half of the previous year, with foreign exchange rate movement having no impact on the six-month sales growth rate.

The Company reported operating income of $1.25 billion in the first six months of fiscal 2012, versus $1.16 billion in the comparable period of the year before. Six-month 2012 adjusted operating income, excluding the specified items on the attached table, was $1.36 billion, versus $1.24 billion in the first six months of the prior year. Six-month 2012 adjusted operating income, excluding specified items, represented 23.2% of sales, versus 22.2% a year ago.

The effective tax rate was 15.2% for the first six months of fiscal 2012, versus an effective tax rate of 17.9% in the same period of 2011. Excluding the specified items on the attached table, the adjusted tax rate for the first six months of 2012 was 17.2%, versus 19.1% in the first six months of 2011.

For the first six months of 2012, diluted GAAP earnings per share from continuing operations were $2.02, versus $1.79 in the year-ago period. Excluding the specified items on the attached table, adjusted diluted earnings per share from continuing operations were $2.17, versus $1.88 in the comparable period last year, a 15% gain.

“Our second-quarter performance was paced by good top-line growth, improvements in gross and operating margin and a double-digit increase in earnings per share,” said José E. Almeida, Chairman, President and CEO. “Once again, our largest business segment, Medical Devices, drove our strong performance, with broad-based growth that was led by double-digit advances in Energy and Vascular products.

“While economic conditions in Europe remain challenging and will continue to require close monitoring, our European sales growth accelerated for the second quarter in a row,” Mr. Almeida said. “The second-quarter operational gain of 6% was the fastest growth we have seen in Europe in more than two years. In addition, during the quarter, we continued to significantly increase R&D spending and to make growth-driving investments in emerging markets, where sales again climbed rapidly. Looking forward, we remain comfortable with our previous guidance for the year.”

BUSINESS SEGMENT RESULTS

Medical Devices sales of $2.00 billion in the second quarter were 7% higher than the $1.88 billion in the comparable quarter of last year. Growth was driven by new products and increased volume. Second-quarter sales in Endomechanical rose from those of the prior year, fueled by good growth for stapling products that was led by our innovative Tri-Staple™ reloads. In Soft Tissue Repair, sales were slightly above those of a year ago, as an increase for sutures was partially offset by a decline for mechanical fixation and biosurgery products. Energy registered another double-digit quarterly sales gain, primarily due to the continued excellent performance of vessel sealing products. Sales in Oximetry & Monitoring were higher than a year ago, spurred by a strong double-digit advance for monitors. Airway & Ventilation sales were even with those of last year, as an increase in airway products countered lower sales of ventilators. Vascular products posted another strong quarterly sales showing, led by outstanding gains for neurovascular, peripheral vascular and venous insufficiency products.

For the first six months of fiscal 2012, Medical Devices sales rose 6% to $3.99 billion from $3.75 billion in the comparable period a year ago. Growth was led by increased sales of Energy and Vascular products.

Pharmaceuticals sales of $508 million in the second quarter were up 4% from last year’s second-quarter sales of $490 million. Sales of Specialty Pharmaceuticals climbed sharply from those of a year ago, due to strong growth for the EXALGO® and PENNSAID® products, coupled with increased sales of generics. Sales of Active Pharmaceutical Ingredients were below those of the previous year, primarily due to lower sales of narcotics related to customer order timing. Sales of Contrast Products were well below those of the second quarter of 2011, reflecting customer order timing and decreased sales in the United States. Sales of Radiopharmaceuticals were higher than in the prior year, chiefly reflecting stronger generator sales.

For the first six months of fiscal 2012, Pharmaceuticals sales rose 4% to $998 million from $960 million a year ago. The increase was primarily attributable to growth for Specialty Pharmaceuticals.

Medical Supplies second-quarter sales of $434 million were unchanged from the comparable quarter of 2011, as increased sales of Medical Surgical and OEM products were offset by lower sales of Nursing Care and SharpSafety products.

For the first six months of fiscal 2012, sales of Medical Supplies, at $858 million, were virtually unchanged from last year’s $856 million, as higher sales of Nursing Care and Medical Surgical products were about offset by lower sales of SharpSafety™ products.

In the second quarter of 2012, Covidien purchased approximately 2.9 million ordinary shares under its previously announced share buyback program.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2011 revenue of $11.6 billion, Covidien has 41,000 employees worldwide in more than 65 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS

Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Todd Carpenter
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	todd.carpenter@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 866-825-1709. For participants outside the U.S., the dial-in number is 617-213-8060. The access code for all callers is 95914121.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on April 27, 2012, and ending at 5:00 p.m. on May 4, 2012. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 64664732.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share, adjusted operating margin and free cash flow, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations.

These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. The Company defines free cash flow as net cash provided by continuing operating activities less capital expenditures.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc

Consolidated Statements of Income

Quarters Ended March 30, 2012 and March 25, 2011

(dollars in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	March 30, 2012	Net Sales	March 25, 2011	Net Sales

Net sales	$2,946	100.0%	$2,801	100.0%
Cost of goods sold (1)	1,240	42.1	1,205	43.0

Gross profit	1,706	57.9	1,596	57.0

Selling, general and administrative expenses (1)	914	31.0	853	30.5
Research and development expenses	167	5.7	130	4.6
Restructuring charges (credits), net	16	0.5	(2)	(0.1)

Operating income	609	20.7	615	22.0

Interest expense	(51)	(1.7)	(50)	(1.8)
Interest income	6	0.2	6	0.2
Other income (expense), net	4	0.1	(1)	—

Income from continuing operations before income taxes	568	19.3	570	20.3

Income tax expense	77	2.6	111	4.0

Income from continuing operations	491	16.7	459	16.4

Income (loss) from discontinued operations, net of income taxes	6	0.2	(4)	(0.1)

Net income	$497	16.9	$455	16.2

Basic earnings per share:
Income from continuing operations	$1.02		$0.93
Income (loss) from discontinued operations	0.01		(0.01)
Net income	1.03		0.92

Diluted earnings per share:
Income from continuing operations	$1.01		$0.92
Income (loss) from discontinued operations	0.01		(0.01)
Net income	1.02		0.91

Weighted-average number of shares outstanding (in millions):
Basic	483		494
Diluted	487		499
(1) Amortization expense of intangible assets is included in the following income statement captions:
Cost of goods sold	$41		$38
Selling, general and administrative expenses	13		12

	$54		$50

Covidien plc

Non-GAAP Reconciliations

Quarters Ended March 30, 2012 and March 25, 2011

(dollars in millions, except per share data)

	Quarter Ended March 30, 2012
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$2,946	$1,706	57.9%	$609	20.7%	$568	$491	$1.01
Adjustments:

Restructuring and related charges, net (1)	—	5		21		21	14	0.03

Separation costs (2)	—	—		6		6	6	0.01

Transaction costs (3)	—	2		16		16	11	0.02

Impact of tax sharing agreement (4)	—	—		—		4	4	0.01

Tax matters (5)	—	—		—		—	(16)	(0.03)

As adjusted	$2,946	$1,713	58.1	$652	22.1	$615	$510	1.05

	Quarter Ended March 25, 2011
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$2,801	$1,596	57.0%	$615	22.0%	$570	$459	$0.92
Adjustments:

Inventory charges (6)	—	8		8		8	5	0.01

Restructuring credits, net	—	—		(2)		(2)	(2)	—

As adjusted	$2,801	$1,604	57.3	$621	22.2	$576	$462	0.93

(1)	Amount includes accelerated depreciation, which is included in cost of goods sold.
(2)	Represents the costs related to the separation of our Pharmaceuticals segment.
(3)

Consists of $12 million research and development expense related to a license agreement and $2 million of transaction costs associated with acquisitions that are included in selling, general and administrative expenses. These costs also include charges in cost of goods sold related to inventory that had been written up to fair value upon acquisition.

(4)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity (formerly Tyco Electronics) included in other income (expense), net.
(5)	Represents the release of a valuation allowance as a result of tax planning.
(6)	Represents charges in cost of goods sold related to ev3 inventory that had been written up to fair value upon acquisition.

Covidien plc

Segment and Geographical Sales

Quarters Ended March 30, 2012 and March 25, 2011

(dollars in millions)

	Quarters Ended
	March 30, 2012	March 25, 2011	Percent change	Currency impact	Operational growth (1)

Medical Devices
United States	$904	$839	8%	—%	8%
Non-U.S.	1,100	1,038	6	(1)	7

	$2,004	$1,877	7	—	7

Pharmaceuticals
United States	$344	$326	6%	—%	6%
Non-U.S.	164	164	—	(2)	2

	$508	$490	4	(1)	5

Medical Supplies
United States	$383	$381	1%	—%	1%
Non-U.S.	51	53	(4)	(4)	—

	$434	$434	—	—	—

Covidien plc
United States	$1,631	$1,546	5%	—%	5%
Non-U.S.	1,315	1,255	5	(1)	6

	$2,946	$2,801	5	(1)	6

(1)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc

Select Product Line Sales

Quarters Ended March 30, 2012 and March 25, 2011

(dollars in millions)

	Quarters Ended
	March 30, 2012	March 25, 2011	Percent change	Currency impact	Operational growth (1)

Medical Devices
Endomechanical Instruments	$577	$557	4%	(1)%	5%
Soft Tissue Repair Products	222	220	1	(1)	2
Energy Devices	318	283	12	(2)	14
Oximetry & Monitoring Products	220	211	4	(1)	5
Airway & Ventilation Products	185	185	—	(1)	1
Vascular Products	390	333	17	—	17

Pharmaceuticals
Specialty Pharmaceuticals	$142	$106	34%	—%	34%
Active Pharmaceutical Ingredients	114	121	(6)	(1)	(5)
Contrast Products	135	154	(12)	(1)	(11)
Radiopharmaceuticals	117	109	7	(1)	8

(1)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc

Consolidated Statements of Income

Six Months Ended March 30, 2012 and March 25, 2011

(dollars in millions, except per share data)

	Six Months Ended	Percent of	Six Months Ended	Percent of
	March 30, 2012	Net Sales	March 25, 2011	Net Sales

Net sales	$5,844	100.0%	$5,570	100.0%
Cost of goods sold (1)	2,437	41.7	2,403	43.1

Gross profit	3,407	58.3	3,167	56.9

Selling, general and administrative expenses (1)	1,821	31.2	1,714	30.8
Research and development expenses	311	5.3	249	4.5
Restructuring charges, net	30	0.5	51	0.9
Shareholder settlement income	—	—	(11)	(0.2)

Operating income	1,245	21.3	1,164	20.9

Interest expense	(102)	(1.7)	(102)	(1.8)
Interest income	12	0.2	11	0.2
Other income, net	6	0.1	12	0.2

Income from continuing operations before income taxes	1,161	19.9	1,085	19.5

Income tax expense	176	3.0	194	3.5

Income from continuing operations	985	16.9	891	16.0

Income (loss) from discontinued operations, net of income taxes	6	0.1	(9)	(0.2)

Net income	$991	17.0	$882	15.8

Basic earnings per share:
Income from continuing operations	$2.04		$1.80
Income (loss) from discontinued operations	0.01		(0.02)
Net income	2.05		1.78

Diluted earnings per share:
Income from continuing operations	$2.02		$1.79
Income (loss) from discontinued operations	0.01		(0.02)
Net income	2.04		1.77

Weighted-average number of shares outstanding (in millions):
Basic	483		495
Diluted	487		498
(1) Amortization expense of intangible assets is included in the following income statement captions:
Cost of goods sold	$80		$75
Selling, general and administrative expenses	25		24

	$105		$99

Covidien plc

Non-GAAP Reconciliations

Six Months Ended March 30, 2012 and March 25, 2011

(dollars in millions, except per share data)

	Six Months Ended March 30, 2012
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$5,844	$3,407	58.3%	$1,245	21.3%	$1,161	$985	$2.02
Adjustments:

Restructuring and related charges, net (1)	—	9		39		39	28	0.06

Legal charges (2)	—	—		47		47	35	0.07

Separation costs (3)	—	—		10		10	10	0.02

Transaction costs (4)	—	2		16		16	11	0.02

Impact of tax sharing agreement (5)	—	—		—		4	4	0.01

Tax matters (6)	—	—		—		—	(16)	(0.03)

As adjusted	$5,844	$3,418	58.5	$1,357	23.2	$1,277	$1,057	2.17

	Six Months Ended March 25, 2011
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations

GAAP	$5,570	$3,167	56.9%	$1,164	20.9%	$1,085	$891	$1.79
Adjustments:

Inventory charges (7)	—	32		32		32	20	0.04

Restructuring charges, net	—	—		51		51	36	0.07

Shareholder settlement income (8)	—	—		(11)		(11)	(11)	(0.02)

As adjusted	$5,570	$3,199	57.4	$1,236	22.2	$1,157	$936	1.88

(1)	Amount includes accelerated depreciation, which is included in cost of goods sold.
(2)

Related to our indemnification obligations for certain claims pertaining to all known pending and estimated future pelvic mesh product liability cases, which is included in selling, general and administrative expenses.

(3)	Represents the costs related to the separation of our Pharmaceuticals segment.
(4)

Consists of $12 million of research and development expense related to a license agreement and $2 million of transaction costs associated with acquisitions that are included in selling, general and administrative expenses . These costs also include charges in cost of goods sold related to inventory that had been written up to fair value upon acquisition.

(5)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity (formerly Tyco Electronics) included in other income, net.
(6)	Represents the release of a valuation allowance as a result of tax planning.
(7)	Represents charges in cost of goods sold related to ev3 inventory that had been written up to fair value upon acquisition.
(8)	Represents income related to the reversal of our portion of the remaining reserves for shareholder settlements, which have all been resolved.

Covidien plc

Segment and Geographical Sales

Six Months Ended March 30, 2012 and March 25, 2011

(dollars in millions)

	Six Months Ended
	March 30, 2012	March 25, 2011	Percent change	Currency impact	Operational growth (1)

Medical Devices
United States	$1,799	$1,688	7%	—%	7%
Non-U.S.	2,189	2,066	6	—	6

	$3,988	$3,754	6	—	6

Pharmaceuticals
United States	$667	$634	5%	—%	5%
Non-U.S.	331	326	2	(1)	3

	$998	$960	4	(1)	5

Medical Supplies
United States	$758	$751	1%	—%	1%
Non-U.S.	100	105	(5)	(3)	(2)

	$858	$856	—	(1)	1

Covidien plc
United States	$3,224	$3,073	5%	—%	5%
Non-U.S.	2,620	2,497	5	(1)	6

	$5,844	$5,570	5	—	5

(1)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc

Select Product Line Sales

Six Months Ended March 30, 2012 and March 25, 2011

(dollars in millions)

	Six Months Ended
	March 30, 2012	March 25, 2011	Percent change	Currency impact	Operational growth (1)

Medical Devices
Endomechanical Instruments	$1,158	$1,125	3%	—%	3%
Soft Tissue Repair Products	440	441	—	—	—
Energy Devices	639	553	16	—	16
Oximetry & Monitoring Products	427	416	3	—	3
Airway & Ventilation Products	366	371	(1)	—	(1)
Vascular Products	777	665	17	1	16

Pharmaceuticals
Specialty Pharmaceuticals	$276	$237	16%	—%	16%
Active Pharmaceutical Ingredients	216	205	5	(1)	6
Contrast Products	280	297	(6)	(2)	(4)
Radiopharmaceuticals	226	221	2	(1)	3

(1)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.